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                                                                   EXHIBIT 10(m)


                              CONSULTING AGREEMENT
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  THIS CONSULTING AGREEMENT dated as of June 30, 1993, is made between JWP
MECHANICAL/ELECTRICAL SERVICES, INC. (the "Company") and ANDREW T. DWYER (the "Consultant").

                                  WITNESSETH:
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  WHEREAS, the Company is a wholly-owned indirect subsidiary of JWP INC.
("JWP") and the Consultant has been Chairman of the Board of JWP INC. and has also served as President and Chief Executive Officer of JWP;

  WHEREAS, the Employment Agreement (the "Employment Agreement") between the Company and the Consultant, dated December 31, 1988, as amended, expires on June 30, 1993; and

  WHEREAS, the Company and the Consultant desire to provide for the retention of the Consultant as a consultant to the Company through the end of the year pursuant to the terms hereof;

  NOW, THEREFORE, in consideration of the mutual promises set forth herein and other valuable consideration, receipt of which is hereby acknowledged, the Company and the Consultant hereby agree as follows:

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  1. Consulting Services; Term. (a) During the period July 1, 1993 through
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December 31, 1993 (the "Consulting Period") the Company hereby retains the
Consultant as a consultant to perform, and the Consultant hereby agrees to perform, such consulting services and duties as the President and Chief Executive Officer of JWP shall from time to time request.

  (b) During the Consulting Period, the Company shall pay the Consultant the aggregate sum of $242,500 payable in equal weekly payments plus $700 per month as an automobile allowance. In addition during the Consulting Period, the Company will pay the insurance premiums to continue the Consultant's current coverage under the terms of the JWP INC. medical, dental and other insurance plans, subject to the provisions of such plans, in the same proportion as is paid from time to time for senior executives by the Company.

  (c) The Consultant shall be entitled to reimbursement for all reasonable out-of-pocket expenses incurred by him in the performance of his consulting duties hereunder.

  2. Noncompetition Covenant. (a) Covenant. The Consultant covenants and agrees
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that during the period July 1, 1993 through December 31, 1993 he will not (i)
become interested (including without limitation as an individual, partner, shareholder, officer, director, principal, agent or consultant) in any business which conducts activities in the Territory (as hereinafter defined) substantially similar to the Company's

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Business (as hereinafter defined), (ii) induce employees of the Company or any
Affiliate (as hereinafter defined) to terminate their employment with the Company or any Affiliate or compete against the Company or any Affiliate in a business substantially similar to the Company's Business in the Territory,
(iii) solicit the business of any customer, supplier or joint venturer of the Company or any Affiliate in connection with a business substantially similar to the Company's Business in the Territory, (iv) interfere with, or attempt to discourage any customers of the Company or any Affiliate from doing business with the Company or such Affiliate in the Territory; or (v) except as otherwise required by law, make any statement to any third party, including the press or media, likely to result in adverse publicity for the Company or any Affiliate thereof. The term Company Business means the Mechanical and Electrical Services Business as currently conducted by the Company and its Affiliates. The term Territory means the United States of America. The term Affiliate means a person or entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

  (b) Remedies. The Consultant acknowledges that the restrictions and covenants
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contained in this Section are reasonable and necessary to protect the legitimate interests of the Company. The Consultant understands and agrees that the remedies at law for any violation of the restrictions or covenants of this Section may be inadequate, that such violations

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may cause irreparable injury within a short period of time and that the Company or any other entity entitled to the protections afforded by this Section shall be entitled to the protections afforded by this Section shall be entitled to preliminary injunctive relief and other injunctive relief against such violation without the necessity of providing actual damages. Such injunctive relief will be in addition to and not in limitation of any and all remedies the Company or such other entities will have at law and in equity for the enforcement of such restrictions and covenants. Nothing in this Agreement will be construed as prohibiting the Company from pursuing any other remedies available to the Company in the event of any breach or threatened breach of this Agreement by the Consultant, including the recovery of damages from the Consultant.

  (c) Severability. The invalidity or unenforceability of any provision or
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portion of this Section will not affect the validity or enforceability of any other provisions or portion of this Section of this Agreement.

  3. Assignment. The Consultant may not assign any rights, duties or
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obligations under this Agreement.

  4. Miscellaneous. This Agreement constitutes the entire agreement between the
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parties with respect to the subject matter hereof. This Agreement will not be modified or amended

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except by written agreement executed by the partners hereto. Failure of either party to enforce any of the provisions of this Agreement will in no way be considered a waiver of such provisions. If any provision of this Agreement is found to be invalid or illegal under applicable law, the remainder of this Agreement will be unaffected.

  IN WITNESS WHEREOF, each of the undersigned have duly executed this Agreement as of the date written above.

                                          JWP MECHANICAL/ELECTRICAL SERVICES,
                                          INC.

                                          By: /s/ Edward F. Kosnik
                                              -----------------------------
                                              Edward F. Kosnik
                                              Authorized Signatory


                                              /s/ Andrew T. Dwyer
                                              ___________________________
                                              Andrew T. Dwyer


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